Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-113335 of Security Bank Corporation on Form S-3 and in Registration Statement Nos. 333-96783 and 333-46387 of Security Bank Corporation on Form S-8 of our report dated January 23, 2004 that is contained in this Annual Report on Form 10-K/A of Security Bank Corporation for the year ended December 31, 2003 and to all references to our firm and to such opinions as are contained therein.

/S/ McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia

April 28, 2004